                                                                     EXHIBIT 8.1

BANKERS TRUST COMPANY
One Bankers Trust Plaza, New York, New York 10006

Jules S. Goodman                        Mailing Address:
Managing Director & Tax Counsel         P.O. Box 318, Church Street Station
Tel: 212-250-2835                       New York, New York 10008
Fax: 212-669-1786

                                        October 1, 1997


Bankers Trust New York Corporation
130 Liberty Street
New York, NY 10006

                    Re:   Bankers Trust New York Corporation
                               U.S.$2,000,000,000
                       Senior Medium-Term Notes, Series A
                    Subordinated Medium-Term Notes, Series A



Dear Sirs:

     I am Managing Director and Tax Counsel of Bankers Trust Company, and as such I have acted as United States tax counsel in connection with the registration under the Securities Act of 1933, as amended, of U.S.$2,000,000,000 aggregate principal amount of Senior Medium-Term Notes, Series A and Subordinated Medium-Term Notes, Series A (collectively, the Notes) of Bankers Trust New York Corporation (the Corporation).

     In such capacity, it is my opinion that the statements of law set forth under the heading United States Taxation in the Prospectus Supplement covering the Notes relating to the Corporations Registration Statement on Form S-3 [Registration No. 333-32909] (the Registration Statement) are a fair and accurate summary of the matters therein discussed.

     I hereby consent to the filing of this opinion as an exhibit to the Corporations current report on Form 8-K and its incorporation by reference in the Registration Statement. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act of

Bankers Trust New York Corporation                               October 1, 1997


1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                Very truly yours,

                                                /s/ Jules S. Goodman
                                                Jules S. Goodman
                                                Managing Director & Tax Counsel